Exhibit 99.1

September 16, 2016	For more information:
Linda Tasseff
FOR IMMEDIATE RELEASE	Director, Investor Relations
(904) 858-2639
ltasseff@steinmart.com

STEIN MART, INC. DECLARES QUARTERLY DIVIDEND

JACKSONVILLE, FL – Stein Mart, Inc. (NASDAQ: SMRT) announced today that its Board of Directors has declared a quarterly dividend of $0.075 per common share, payable on October 14, 2016 to shareholders of record as of the close of business on September 29, 2016.

About Stein Mart

Stein Mart, Inc. (NASDAQ: SMRT) is a national retailer offering designer and name-brand fashion, accessories and home decor at everyday discount prices. Stein Mart provides real value that customers will love every day both in stores and online. Stein Mart currently operates 282 stores across 31 states and has plans to expand over the next year. Stein Mart is adding new modern brands to its stores this year to offer discriminating shoppers even more of the fashion and savings they want. For more information, please visit www.steinmart.com.

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